SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Commencing in June 2010 and continuing through February 2011, the Compensation Committee conducted an extensive review of WRIT’s executive compensation philosophy and a fundamental redesign of our short-term and long-term incentive plans. The new short-term and long-term incentive plans, which were approved by the Compensation Committee and Board of Trustees on February 17, 2011, became effective as of January 1, 2011. In connection with the foregoing, the Compensation Committee and Board of Trustees also approved a wind-down of WRIT’s long-term incentive plan in effect during 2010. Each of these matters is discussed in further detail below.

In order to avoid confusion, we will use the following terminology in this Form 8-K –

•

Prior LTIP – this term refers to our long-term incentive plan in effect during 2010. The Prior LTIP has been terminated, but the 2009 and 2010 awards made under the Prior LTIP are still outstanding. We will be winding down these 2009 and 2010 awards as described below.

•	New STIP – this term refers to our new short-term incentive plan, which became effective as of January 1, 2011.

•	New LTIP – this term refers to our new long-term incentive plan, which became effective as of January 1, 2011.

New STIP

Under the New STIP, executives will be provided the opportunity to earn awards, payable 50% in cash and 50% in restricted shares, based on achieving various performance objectives within a one-year performance period (except for a portion of such restricted share awards equivalent to 15% of an executive’s base salary which will be exclusively service-based). Each executive’s total award opportunity under New STIP, stated as a percentage of base salary, for the achievement of threshold, target, and high performance requirements is set forth in the table below:

		Cash Component (50%)			Restricted Share Component (50%)
		Threshold	Target	High	Threshold	Target	High
President and Chief Executive Officer	Performance-based	58%	113%	195%	43%	98%	180%
	Service-based	0%	0%	0%	15%	15%	15%

Executive Vice President	Performance-based	48%	93%	160%	33%	78%	145%
	Service-based	0%	0%	0%	15%	15%	15%

Senior Vice President	Performance-based	35%	65%	115%	20%	50%	100%
	Service-based	0%	0%	0%	15%	15%	15%

Managing Director	Performance-based	25%	50%	88%	10%	35%	73%
	Service-based	0%	0%	0%	15%	15%	15%

New STIP performance will be evaluated on the following objective and subjective performance goals and weightings (which will be subject to annual review):

Objective Goals

—	Core FFO per share (20%)

—	Core FAD per share (20%)

—	Same-store net operating income (NOI) growth (20%)

The specific metrics underlying the objective performance goals will be set by the Compensation Committee within the first 90 days of the one-year performance period (taking into account input from the Board and the Chief Executive Officer). If achievement of the metrics of an objective goal falls between threshold and target levels or between target and high levels, the amount of the associated award will be determined by linear interpolation. If achievement of the metrics of an objective goal falls below threshold level, the portion of the award that is dependent on the objective goal will not be paid.

Core FFO per share is calculated by adjusting FFO per share for (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) property impairments, as appropriate. Core FAD per share is calculated by adjusting FAD per share for (1) cash gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) property impairments, as appropriate. FFO per share is equal to a REIT’s net income, excluding gains or losses from sales of property, plus real estate depreciation. FAD per share is calculated by subtracting from FFO per share (i) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream, and (ii) straight line rents, then adding (iii) non-real estate depreciation and amortization, (iv) non-cash fair value interest expense, and (v) amortization and expensing of restricted share and unit compensation and adding or subtracting (vi) non-cash gain/loss on extinguishment of debt, as appropriate, and (vii) the amortization of lease intangibles, as appropriate. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

The New STIP provides that the Compensation Committee may make an assessment of market conditions for each year and adjust actual core FFO per share, core FAD per share and same store NOI performance outcome measures accordingly. However, the New STIP provides that any adjustments by the Compensation Committee will in all cases be 5% or less (added or subtracted to the performance outcome) and will be applied at the discretion of the Compensation Committee.

Subjective Goals

—	Strategic acquisition/disposition activity (20%)

—	Individual objectives (20%)

At the completion of the one-year performance period, fulfillment of the foregoing subjective goals will be evaluated (i) with respect to strategic acquisition/disposition activity, by the Compensation Committee in its discretion (taking into account input from the Board and a written presentation on strategic acquisition/disposition activity to be provided by the Chief Executive Officer), and (ii) with respect to individual objectives, by the Compensation Committee in its discretion with respect to the Chief Executive Officer and by the Chief Executive Officer in his discretion with respect to all other executives. At the conclusion of the one-year performance period, the Compensation Committee or Chief Executive Officer, as applicable, will evaluate performance on a scale of 1 (threshold), 2 (target) or 3 (high). If achievement of a subjective goal falls below threshold level, the portion of the award that is dependent on the subjective goal will not be paid.

While the objective and subjective performance goals will apply as of the effective date, such objective and subjective performance goals will be re-evaluated on an annual basis as to their appropriateness for use in subsequent annual programs under the New STIP based on any potential future changes in WRIT business goals and strategy. Any modification will be approved by the Compensation Committee and Board.

With respect to the 50% of the New STIP award payable in restricted shares, the restricted shares will (i) vest over a three-year period commencing on the January 1 following the end of the one-year performance period (or, in the case of the service-based restricted shares component, on January 1 of the one-year performance period), (ii) consist of a number of shares determined by dividing the dollar amount payable in restricted shares by the closing price per share on such January 1 (or, in the case of the service-based restricted shares component, on January 1 of the one-year performance period) and (iii) be issued within 2  1/2 months of the end of the one-year performance period (or, in the case of the service-based restricted shares component, as of January 1 of the one-year performance period). The restricted shares will be awarded out of and in accordance with WRIT’s 2007 Omnibus Long Term Incentive Plan. WRIT will pay dividends currently on the restricted shares described above in this paragraph. For the avoidance of doubt, since performance-based restricted shares under the New STIP will only be issued after the one-year performance period has ended, no dividends will be paid until performance has been achieved.

If, during the three-year vesting period for the restricted shares described in the previous paragraph, the executive’s employment is terminated by WRIT without Cause, or the executive resigns for Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, or a Change in Control occurs, the restricted shares awarded under the New STIP will immediately vest. “Retire” in this context means to resign after reaching age 65 or after reaching age 55 and working at WRIT for at least 20 years. “Cause,” “Good Reason,” Disability” and “Change of Control” have the meanings set forth in the New STIP.

With respect to the 50% of the award payable in cash under the New STIP, 80% of such cash portion will be payable by December 31st of the one-year performance period. The remaining cash balance will be payable within 2  1/2 months of the end of the performance period. The executive may elect to defer up to 80% of the cash portion pursuant to WRIT’s Deferred Compensation Plan for Officers. If the executive makes such election, the cash will be converted to RSUs and WRIT will match 25% of deferred amounts in RSUs.

The executive must be employed on the last day of the performance period to receive a performance-based New STIP award, subject to the following exceptions. If during the performance year, the executive’s employment is terminated by WRIT without Cause, or the executive resigns for Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, the executive will receive an award under the New STIP calculated based upon actual results for the full one-year performance period, but the award will be prorated based on the period of employment during the one-year performance period through the date of such event and the portion of the award paid in restricted shares will immediately vest. If a Change in Control occurs during the one-year performance period, the performance goals under the New STIP will be prorated based on the period of time during the one-year performance period through the date of the Change in Control, the executive will receive a performance-based award under the New STIP that is prorated based on the period of employment during the one-year performance period through the date of the Change in Control and the portion of the award paid in restricted shares will immediately vest.

New LTIP

Under the New LTIP, executives will be provided the opportunity to earn awards, payable 50% in unrestricted shares and 50% in restricted shares, based on achieving various performance objectives within a three-year performance period (commencing on January 1, 2011 and concluding on December 31, 2013). Each executive’s total award opportunity under New LTIP, stated as a percentage of base salary, for the achievement of threshold, target, and high performance requirements is set forth in the table below:

	Threshold	Target	High	For comparison purposes to the Prior LTIP and long-term incentive plans of other companies, the percentages in the table at left reflect annualized percentages. In order to calculate awards at the conclusion of the three-year performance period, these percentages will be multiplied by three to account for each year in the performance period.
President and Chief Executive Officer	80%	150%	270%
Executive Vice President	50%	95%	170%
Senior Vice President	40%	80%	140%
Managing Director	35%	65%	115%

For purposes of calculating award payouts at the conclusion of the three-year performance period, the level of salary will be determined for each executive as of January 1, 2011. Notwithstanding the foregoing, the Chief Executive Officer’s salary, for purposes of calculating awards under the New LTIP, will be deemed to be $500,000 (reflecting the Compensation Committee’s general expectation to increase such salary over time to align more closely with chief executive salaries of companies in the 20-company peer group utilized by the Compensation Committee in 2010).

New LTIP performance will be evaluated on both the following objective and subjective performance goals and weightings:

Objective Goals

—	Absolute total shareholder return (TSR) (20%)

—	Relative TSR (20%)

For purposes of calculating TSR-related metrics, the “starting price” will equal the average closing price for the 20-day period ending December 1, 2010 and the “ending price” will be equal to the average closing price for the 20-day period ending December 1, 2013. For absolute TSR, threshold, target and high performance levels will be 6%, 8% and 10% total shareholder return over the performance period. If absolute TSR falls between 6% and 8% or between 8% and 10%, absolute TSR will be rounded to the closest TSR percentage in increments of 0.5% (e.g., 8.3% will be rounded to 8.5%) and the portion of the New LTIP award that is dependent upon TSR will be determined by linear interpolation. For relative TSR, WRIT’s TSR performance will be measured over the performance period against the 20-company peer group utilized by the Compensation Committee commencing in 2010. Threshold, target and high performance levels for relative TSR will be the 33rd, the 51st and the 76th percentiles, respectively. If relative TSR falls between the these percentiles, the actual relative TSR performance level will be isolated to a particular interim band of performance (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). For both absolute and relative TSR goals, if actual TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.

Subjective Goals

—	Strategic plan fulfillment (60%)

At the completion of the three-year performance period, strategic plan fulfillment will be evaluated by the Compensation Committee in its discretion (taking into account input from the Board and a written presentation on strategic plan fulfillment to be provided by the Chief Executive Officer). This evaluation will consider, among other factors

—	maintenance of an appropriate core FAD/share growth rate

—	maintenance of an appropriate debt/EBITDA ratio

—	maintenance of an appropriate debt service coverage ratio

—	maintenance of an appropriate core FAD/dividend coverage ratio

—	development of WRIT’s management team

—	formation of appropriate strategic partnerships

—	creation of an appropriate development transactional activity at WRIT

—	overall improvement of the quality of the WRIT portfolio

in each case at levels and in manners that promote the fulfillment of WRIT’s strategic plan. The Compensation Committee may provide informal guidelines from time to time with respect to the financial criteria noted above based on current market conditions, but has advised WRIT management that its final determination of strategic plan fulfillment at the end of the three-year performance period will not be bound by any such guidelines. At the conclusion of the three-year performance period, the Compensation Committee will evaluate performance on a scale of 1 (threshold), 2 (target) or 3 (high). If achievement falls below threshold level, there will be no award.

The New LTIP awards will be payable 50% in unrestricted shares and 50% in restricted shares, and will be awarded out of and in accordance with WRIT’s 2007 Omnibus Long Term Incentive Plan. These unrestricted shares and restricted shares will (i) in the case of the restricted shares only, vest over a one-year period commencing on the January 1 following the end of the three-year performance period, (ii) consist of an aggregate number of shares determined by dividing the dollar amount payable in unrestricted shares and restricted shares by the closing price per share on such January 1 and (iii) be issued within 2  1/2 months of the end of the three-year performance period. WRIT will pay dividends currently on the restricted shares described above in this paragraph. For the avoidance of doubt, since restricted shares under the New LTIP will only be issued after the three-year performance period has ended, no dividends will be paid until performance has been achieved.

If, during the one-year vesting period for the restricted shares described in the previous paragraph, the executive’s employment is terminated by WRIT without Cause, or the executive resigns for Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, or a Change in Control occurs, the restricted shares awarded under the New LTIP will immediately vest. “Cause,” “Good Reason,” Disability” and “Change of Control” have the meanings set forth in the New LTIP.

The executive must be employed on the last day of the performance period to receive a New LTIP award, subject to the following exceptions. If during the three-year performance period, the executive’s employment is terminated by WRIT without Cause, or the executive resigns with Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, the executive will receive an award under the New LTIP calculated based on (1) actual levels of performance as of the date of such event with respect to the portions of the award that are based on absolute TSR and relative TSR (i.e., 40% in the aggregate) and (2) target levels of performance with respect to the portion of the award based on strategic plan fulfillment (i.e., 60%), but in either case the award will be prorated based on the period of employment during the three-year performance period through the date of such event and the prorated portion of the award will immediately vest. If a Change in Control occurs while the executive is employed by WRIT during the three-year performance period, the executive will receive an award calculated in a similar manner as described in the immediately preceding sentence (provided, however, that the award will not be prorated based on the period of employment during the performance period through the date of such event) and the award will immediately vest. In all of the foregoing cases, payment of the award will be accelerated.

Wind-down of Prior LTIP

In connection with the adoption of the New STIP and the New LTIP, the Prior LTIP was amended to provide that the existing award cycles (2009 – 2011 and 2010 – 2012) for the performance share units (PSUs) will be treated as if the applicable three-year performance period ended December 31, 2010 using (i) for PSUs based on TSR, actual TSR performance as of December 1, 2010 (calculated in the manner set forth in the Prior LTIP), and (ii) for PSUs based on FFO performance, actual performance through December 31, 2010 and target performance for the remaining years. All such PSUs were converted into a fixed number of restricted share units (RSUs) as of February 17, 2011. Such RSUs will then vest when they would have otherwise vested under the terms of the PSUs from which they were converted (i.e., either December 31, 2011 or December 31, 2012).

At the time of conversion of the PSUs to RSUs, the executives were paid accumulated dividend equivalents on such PSUs. Thereafter, WRIT will pay dividends currently on the RSUs received upon conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ Laura M. Franklin
(Signature)
Laura M. Franklin
Executive Vice President Accounting, Administration and Corporate Secretary

February 24, 2011
(Date)